                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-8881, 33-15616, 33-26329, 33-29918,
33-35067, 33-37236, 33-41933, 33-55656, 33-68188, 33-58359, 33-60437, 333-10003,
333-33249, 33-30007, 33-68208, 33-58351, 333-33265, 333-10005, 333-33251,
33-22464, 33-29440, 33-51416, 33-68186, 33-58353, 33-58355, 33-60435, 333-33291,
33-21241, 333-42371, 333-64103, 333-81275, 333-81277) and on Form S-3 (File Nos.
33-61853, 333-59513, 333-68629, 33-64901) of Genzyme Corporation of our report dated June 28, 1999 on our audits of the supplemental combined financial statements and supplemental financial statement schedule of Genzyme General as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the Current Report on Form 8-K of Genzyme Corporation dated June 28, 1999.



                                        PricewaterhouseCoopers LLP


Boston, Massachusetts
June 30, 1999